                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (Nos. 2-78161, 33-34635, 33-48209 and 33-88856) and Form S-3 (Nos. 33-81644, 33-83752,
33-59689, 333-01203 and 33-62975) of our report dated July 29, 1994 relating to the combined financial statements of Evergreen appearing on page 23 of the Company's Form 10-K.



/s/BDO Seidman, LLP

BDO Seidman, LLP
Cincinnati, Ohio
March 20, 1996





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